UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):September 14, 2026

SOBR SAFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 E. Hampden Ave., Suite C-308

Denver, Colorado 80222

(Address of principal executive offices) (zip code)

(844) 762-7723

(Registrant’s telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SOBR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 14, 2026, SOBR Safe, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its common stock will be delisted from the Nasdaq Capital Market (the “Delisting Notice”) at the open of trading on September 16, 2026. The Company may request that the Nasdaq Listing and Hearing Review Council review the decision to delist the Company’s common stock.

As previously reported in the Company’s Current Reports on Forms 8-K filed on March 25, 2026 and May 27, 2026, on March 19, 2026, the Company received a deficiency letter (the “Letter”) from the Staff notifying the Company that, for the preceding 30 consecutive business days, the closing bid price of the Company’s common stock remained below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”).

In addition, the Letter noted that the Company effected a 1-for-110 reverse stock split on October 2, 2024, and a 1-for-10 reverse stock split on April 4, 2025, making the cumulative reverse stock split ratio 1-for-1100 (the “Reverse Splits”) over the last two years. As a result of the Reverse Splits, the Company was not eligible for the 180-day compliance period set forth in Rule 5810(c)(3)(A) because the Reverse Splits have a cumulative ratio of over 1-for-250.

On March 26, 2026 the Company filed a request for a hearing with the Nasdaq Hearings Panel (the “Hearings Panel”) in response to the Letter and requested a stay of the delisting of the Company’s securities from the Nasdaq Capital Market pending a hearing. On March 30, 2026, the Hearings Panel granted the Company a stay of delisting pending the hearing and a final written decision by the Hearings Panel.

The delisting hearing was held on April 28, 2026 before the Hearings Panel. At the hearing, the Company presented its plan to regain compliance with the Bid Price Requirement and requested the continued listing of its securities on The Nasdaq Capital Market pending such compliance.

As previously reported on the Company’s Current Report on Form 8-K filed on April 30, 2026, on April 24, 2026, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Clean World Ventures, Inc., a Nevada corporation (“CWV”), and SOBR Safe Merger Sub, Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub was to merge with and into CWV, with CWV continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”).

On May 21, 2026, the Company received a letter from the Hearings Panel granting the Company’s request for continued listing until September 15, 2026, in order to allow the Company to regain compliance with the Bid Price Requirement. The Company’s request for continued listing of its securities on the Nasdaq Capital Market until September 15, 2026 was granted subject to the condition that on or before September 15, 2026, the Company must have completed the Merger and demonstrated compliance with Nasdaq’s Initial Listing Rules.

As previously reported in the Company’s Current Report on Form 8-K filed on August 27, 2026, on August 21, 2026, the Company received an additional staff determination letter (the “Additional Letter”) from the Staff notifying the Company that the Company’s stockholders’ equity reported on its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 as filed with the Securities and Exchange Commission on August 14, 2026, fell below the minimum stockholders’ equity requirement of $2,500,000 for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(1) (the “Equity Requirement”). The Additional Letter also noted that the Company does not meet the alternatives of market value of listed securities or net income from continuing operations.

The Additional Letter provided the Company with the ability to present its views with respect to the Equity Requirement deficiency to the Hearing Panel by August 28, 2026.

The Merger Agreement includes a number of conditions that must be met for the Merger to close, one of which is the approval of a listing application for the combined company with Nasdaq (the “Nasdaq Listing Application”). The Merger Agreement provides that if the Merger is not closed by October 15, 2026, either the Company or CWV may terminate the Merger Agreement. Given the Delisting Notice and the need for a new listing application with Nasdaq, it is unlikely that the Nasdaq Listing Application can be met by October 15, 2026, and the Merger will not be consummated prior to the termination date of October 15, 2026. Given the substantial likelihood that the Merger will not be consummated prior to the termination date of October 15, 2026, the Board determined it would be in the best interest of the Company to not incur additional expense to appeal the Equity Requirement deficiency with the Hearing Panel and not request a review of the decision to delist the shares of common stock from the Nasdaq Capital Market.

As of September 16, 2026, pursuant to the Delisting Notice, the Company’s common stock will no longer be listed on the Nasdaq Capital Market and will no longer be traded on the Nasdaq exchange. The Company’s common stock will commence quotation on the OTC Markets with the same ticker symbol of “SOBR”. The Company has submitted an application to be listed on the OTC Markets and expects to be approved for quotation of its common stock on the OTCQB tier of the OTC Markets in the coming weeks.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOBR Safe, Inc. a Delaware corporation

Dated: September 15, 2026	By:	/s/ Christopher Whitaker
Chief Financial Officer

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